UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 24, 2015

ANDINA ACQUISITION CORP. II

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-37628	47-5245051
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

250 West 57th St

Suite 2223

New York, NY 10107

(Address of Principal Executive Offices) (Zip Code)

(646) 565-3861

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 24, 2015, the Registration Statement on Form S-1 (SEC File No. 333-207037) (the “Registration Statement”) relating to the initial public offering of 4,000,000 units (“Units”) of Andina Acquisition Corp. II (the “Company”) was declared effective by the Securities and Exchange Commission (“SEC”).

Additionally, on November 24, 2015, the Company entered into an Underwriting Agreement and various other agreements filed as exhibits to the Registration Statement. The material terms of such agreements are fully described in the Company’s final prospectus, dated November 24, 2015, as filed with the SEC on November 25, 2015. This Current Report on Form 8-K is being filed solely to file such executed agreements.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 30, 2015, the Company's Board of Directors changed the fiscal year end of the Company from December 31 to November 30. The Company anticipates filing an Annual Report on Form 10-K covering the period from its inception through November 30, 2015.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits:

Exhibit	Description

1.1	Underwriting Agreement between the Company and EarlyBirdCapital, Inc., as representative of the underwriters.

10.1	Registration Rights Agreement.

10.2	Subscription Agreement between the Company, Graubard Miller and EarlyBirdCapital, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2015

ANDINA ACQUISITION CORP. II

By:	/s/ Julio A. Torres
Name: Julio A. Torres
Title: Chief Executive Officer

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